UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2014, The Mosaic Company (“Mosaic”) purchased an aggregate of 3,092,429 shares, consisting of outstanding Class A Common Stock, Series A-2 (the “Shares”), from the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended, and the Anne Ray Charitable Trust dated August 20, 1996, as amended (collectively, the “MAC Trusts”). The purchase price was $48.86 per share, resulting in a total purchase price of $151,096,080.94 for the Shares.

The purchase price per share represented the Common Market Price, as defined in Mosaic’s Restated Certificate of Incorporation, as of the date of the purchase. In general and subject to the terms and provisions of the Restated Certificate of Incorporation, the Common Market Price as of any date is equal to the cumulative average of the volume weighted average trading price of Mosaic Common Stock, par value $.01 per share, for each trading day during the preceding 20-day trading period.

This repurchase is the fifth of a series of share repurchases to be made pursuant to a Share Repurchase Agreement with the MAC Trusts described in and included as an exhibit to Mosaic’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 5, 2014	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary